UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2006
Date of report (Date of earliest event reported)

Cyanotech Corporation
(Exact name of registrant as specified in its charter)

NEVADA 000-14602 91-1206026
(State or other jurisdiction of (Commission File Number) (IRS Employer Identification incorporation) Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740
(Address of principal executive offices)

(808) 326-1353
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events

On December 20, 2006, Cyanotech Corporation (the “Company”) issued a news release announcing that on December 18, 2006 the Company received a Determination Letter (the “Letter”) from the Nasdaq Listing Qualifications Hearings Panel (the “Panel”). In its letter, the Panel granted, subject to certain conditions, the Company’s request for continued listing on the Nasdaq Stock Market.

The Panel determined the Company will have until February 20, 2007 to file its late Form 10-Q for the quarter ended June 30, 2006, its Form 10-Q for the quarter ended September 30, 2006, and any required restatements. The decision represents the full extent of the Panel’s authority to grant an exception pursuant to Marketplace Rule 4002(b).

The Company expects to file both of the late Form 10-Qs and any required restatements on or before the February 20, 2007 deadline. If this is not accomplished, the Panel will issue a determination to delist the Company’s shares unless the Nasdaq Listing and Hearing Review Council determines to stay the delisting. Other conditions stated in the Letter require that the Company must be able to demonstrate compliance with all Nasdaq listing requirements.

The Company also expects to file Form 10-Q for the period ended December 31, 2006 on or before its February 14, 2007 due date.

Other aspects of the Nasdaq Panel’s decision are included in the Company’s News Release which is attached hereto as exhibit 99.1 and is incorporated herein by reference.

(d.) Exhibits:

Exhibit Number

99.1

News release, dated December 20, 2006, announcing Nasdaq Listing Qualifications Hearings Panel Determination to Grant Cyanotech Corporation’s Request for Continued Listing, Subject to Certain Conditions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH

CORPORATION (Registrant)

December 20, 2006	By:	/s/ William R. Maris

William R. Maris
Chief Financial Officer and VP Finance & Administration

EXHIBIT INDEX

Exhibit Number
99.1

Press release, dated December 20, 2006, announcing Nasdaq Listing Qualifications Hearings Panel Determination to Grant Cyanotech Corporation’s Request for Continued Listing, Subject to Certain Conditions.